Exhibit 99.2

O-I Earnings Presentation First Quarter 2010 April 28, 2010

Introduction Agenda Business discussion Financial review Business outlook Concluding remarks and Q&A Presenters Regulation G The information included in this presentation regarding adjusted net earnings relates to net earnings attributable to the Company exclusive of items management considers not representative of ongoing operations does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting, budgeting and calculating bonus payments. Further, the information in this presentation regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting, and budgeting. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This presentation contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in the tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuation in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, and (14) the timing and occurrence of events which are beyond the control of the Company, including events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward-looking statements in this presentation are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in the company’s presentation. Al Stroucken Chairman and CEO Ed White SVP and CFO 1Q10 Earnings Presentation 1

Solid First-Quarter 2010 Earnings $0.50/sh EPS, down modestly from 1Q09 Higher YoY operating profit Despite unfav. Venezuela currency translation Improved price/product mix and flat input costs Shipments in line with 1Q09 levels All regions up YoY, except North America Footprint savings offset higher temp. curtailments As expected, higher non-operating costs Strategic uses of cash Acquired controlling interest in plant in Argentina Repurchased 4.3 million shares of O-I stock 2Q10 business outlook (YoY basis) Positive price/mix and modest cost inflation Improving sales volumes Higher non-operating costs Adjusted Net Earnings Per Share (1) 1 EPS exclusive of items management considers not representative of ongoing operations. A description of all items that management considers not representative of ongoing operations and a reconciliation of the GAAP to non-GAAP earnings and earnings per share can be found in the appendix to this presentation. 1Q10 Business Discussion - Highlights - 2 $0.55 $0.50 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 1Q09 1Q10

Higher Segment Profit Due to Improved Price/Mix and Lower Costs ($millions) 3 1Q10 Business Discussion - Segment Operating Profit - Operating profit was impacted ~$25 million due to Venezuelan currency translation 12.8% 7.2% 12.7% 28.0% 13.7% 12.6% 8.4% 14.3% 19.8% 14.7% Segment profit margin $44 $60 $63 $192 $25 $198 $63 $42 $56 $37 $0 $50 $100 $150 $200 $250 Total Europe North America South America Asia Pacific 1Q 2009 (as reported) 1Q 2010 (as reported)

1Q10 Financial Review
- P&L Reconciliations -

Operational Improvements Offset By Higher Non-Operating Costs

	Reportable Segments		Adjusted Net
	Sales [1]	Operating Profit	Income
	($ Millions)	($ Millions)	(Non-GAAP EPS)
1Q09	**$1,503**	**$192**	**$0.55**
Price			
Price and mix	(6)	10	0.05
Cost pass-through provision [2]	(14)	-	-
Sales volume	-	-	-
Manufacturing and delivery [3]	-	1	-
Operating expenses	-	2	0.01
Currency translation and re-measurement [4]	90	(2)	(0.01)
Other	-	(5)	(0.03)
Operational	70	6	0.02
Net interest expense	-	-	(0.05)
Retained corporate costs	-	-	(0.03)
Non controlling interests	-	-	0.03
Effective tax rate	-	-	(0.02)
Non-Operational	-	-	(0.07)
Total reconciling items	70	6	(0.05)
1Q10	**$1,573**	**$198**	**$0.50**

Includes $0.09/sh net unfavorable impact due to Venezuela translation. [5]

[1] Reportable segment sales exclude $9 million of revenue, principally for the Company's global equipment sales business.

[2] Cost pass-through provisions include monthly or quarterly contractual cost pass-through provisions as well as the transfer of third-party costs, such as shipping, to customers primarily in North America.

[3] The major components of the 1Q10 manufacturing and delivery line include approximately $27 million of higher production volume costs (primarily temporary production curtailments) and a $28 million benefit from the strategic footprint initiative.

[4] Includes $8 million, or $0.03 per share, charge to re-measure net monetary assets in Venezuela that resulted from devaluation of the bolivar's parallel exchange rate in the first quarter 2010. This re-measurement is reflected in net income as Venezuela has officially been deemed a highly inflationary economy.

[5] The impact of the Venezuelan currency translation affects multiple lines of the EPS reconciliation, including: currency translation and re-measurement, non-controlling interest and effective tax rate.

4

Free Cash Flow Consistent with Prior Year (2) ($millions) 1 Free cash flow equals cash provided or used by operating activities less capital spending. 2 Other operating items is comprised of retained corporate costs, noncontrolling interests, current tax expense, net interest, other non-cash charges and changes in other non-current assets/liabilities. 5 1Q10 Financial Review - Free Cash Flow (1) Reconciliation - ($75) ($72) $34 $4 $6 $1 ($50) $1 $7 ($100) ($80) ($60) ($40) ($20) $0 FCF 1Q09 Segment Operating Profit Depreciation & Amortization Change in Working Capital Asbestos Related Payments CapEx Restructuring Payments Other Operating Items FCF 1Q10

Strategic Use of Cash for Acquisition and to Repurchase Shares Change in Net Debt Cash and debt – March 31, 2010: Cash: $521 million 1Q10; $812 million 4Q09 Debt: $3.47 billion 1Q10; $3.61 billion 4Q09 Net Debt: $2.95 billion 1Q10; $2.80 billion 4Q09 2.3x leverage ratio, per bank credit agreement (1) $766 million available - global revolving credit facility Capital and restructuring payments: Capex: $97 million 1Q10; $47 million 1Q09 Restructuring: $19 million 1Q10; $20 million 1Q09 Other activities: Acquired plant in Argentina Repurchased 4.3 million shares for $144 million 1 Total debt less cash divided by bank credit agreement EBITDA. Current bank covenants require a minimum leverage ratio of 3.95x. 6 1Q10 Financial Review - Balance Sheet and Cash Flow - ($millions) Share Repurchase FCF Currency Translation Other, Net $2,798 $144 $72 $26 $82 $11 $2,947 Acquisition 4Q09 Net Debt 1Q10 Net Debt $2,000 $2,250 $2,500 $2,750 $3,000 $3,250 $3,500

Expect Improved Price/Mix and Shipment Levels 1 All items are estimates; all estimates are approximate; estimates are subject to change throughout the period. Reported results can be significantly affected by changing foreign currency exchange rates. 2Q10 Business Outlook 7 Year-over-Year Favorable / Unfavorable Impact on Earnings (1) (2Q10 vs 2Q09) Price/Mix Sales Volume Temporary Production Curtailments Cost Inflation Incremental Footprint Savings Non-Operational Costs - Including impact of translating Venezuela results at parallel rate

Concluding Remarks and Q&A Second quarter 2010 earnings dates Press release to be issued after market close Wednesday, July 28, 2010 Earnings conference call Thursday, July 29, 2010, 8:30 a.m. ET Investor relations contacts John Haudrich, VP – Investor Relations, 567.336.2700 Jason Bissell, Director – Investor Relations, 567.336.2701 Sasha Sekpeh, Investor Relations Specialist, 567.336.2355 8 1Q10 Earnings Presentation

2010 Global Leadership Team Meeting Introductions John Haudrich Appendix 9 1Q10 Earnings Presentation

Reconciliation of GAAP to non-GAAP Items 10 Appendix Three months ended March 31 $ Millions, except per-share amounts Earnings EPS Earnings EPS Net income attributable to the Company 85.3 $ 0.50 $ 45.1 $ 0.27 $ ? Charges for restructuring and asset impairment 47.7 0.28 85.3 $ 0.50 $ 92.8 $ 0.55 $ 170.7 168.5 2009 Items that management considers not representative of ongoing operations consistent with Segment Operating Profit Adjusted net earnings Diluted shares outstanding (millions) 2010

Free Cash Flow 1 Free cash flow equals cash provided by operating activities less capital spending. 11 Appendix $ Millions 2010 2009 Net earnings attributable to the Company 85.3 $ 45.1 $ Non-cash charges: Depreciation and amortization 99.1 95.1 Restructuring and asset impairment - 50.4 All other non-cash charges 57.7 43.3 Payments and other reconciling items: Asbestos-related payments (34.0) (34.8) Restructuring payments (18.9) (20.2) Change in components of working capital (139.8) (173.7) Change in non-current assets and liabilities (24.9) (33.7) Cash provided by (utilized in) operating activities 24.5 (28.5) Additions to PP&E (96.8) (46.6) Free Cash Flow (1) (72.3) $ (75.1) $ Three months ended March 31

Foreign Currency Exchange Rate Trends 1 Average exchange rate for the quarter (1) 12 Appendix FX Translation Impact on Sales, Segment Operating Profit and Non-GAAP EPS (Compared to prior year) U.S. Dollar Versus Key Currencies 2010 $ Millions except EPS 1Q 2Q 3Q 4Q Year 1Q Sales (246) $ (208) $ (72) $ 183 $ (344) $ 90 $ Segment Operating Profit (29) (23) (10) 26 (35) (2) Non-GAAP EPS (0.13) (0.10) (0.04) 0.13 (0.16) (0.01) 2009 EUR v USD 1.15 1.30 1.45 1.60 4Q 1Q 2Q 3Q 4Q 2008 2009 2010 AUD v USD 0.60 0.70 0.80 0.90 1.00 4Q 1Q 2Q 3Q 4Q 2008 2009 2010